EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 Phone: (847) 455-7111 Fax: (847) 241-8171

For Further Information:

—————AT THE COMPANY—————	—————AT FTI CONSULTING————
Scott F. Stephens	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email: sstephens@amcastle.com	Email: katie.pyra@fticonsulting.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, MAY 1, 2012

A. M. CASTLE & CO. REPORTS 2012 FIRST QUARTER RESULTS

OAK BROOK, IL, MAY 1st – A. M. Castle & Co. (NYSE: CAS), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the first quarter ended March 31, 2012.

Consolidated net sales were $362.9 million for the three-months ended March 31, 2012, compared to $272.8 million in the first quarter of 2011.  Adjusted non-GAAP net income, as reconciled below, was $7.0 million, or $0.29 per diluted share, for the first quarter of 2012.  Reported net loss for the quarter was $4.3 million, or $0.19 loss per diluted share, as compared to a net income of $2.7 million, or $0.12 per diluted share, in the prior year quarter.  The reported net loss resulted from an unrealized loss of $11.3 million for the mark-to-market adjustment on the conversion option associated with the convertible notes issued in December 2011.

Reconciliation of 2012 adjusted net income to reported net loss:
(Dollars in millions, except per share data)	For the Three
Unaudited	Months Ended
March 31
Net loss, as reported	$(4.3)
Unrealized loss on debt conversion option	11.3
Adjusted non-GAAP net income	7.0

Adjusted non-GAAP basic income per share	$0.30
Adjusted non-GAAP diluted income per share	0.29

EX-1-

“Sales volume was strong for the quarter, reflecting continued improvement in demand within several key end-use markets with energy and oil and gas leading the way, followed by general industrial markets.  Average tons sold per day, excluding Tube Supply, LLC (“Tube Supply”), for the first quarter of 2012 represent the highest level experienced by the Company since the fourth quarter of 2008. Consolidated gross material margins of 27.3% for the first quarter of 2012 were over 100 basis points higher than the prior year quarter and were the highest experienced by the Company since the fourth quarter of 2010,” stated Michael Goldberg, President and CEO of A. M. Castle.

The Company reported EBITDA, as defined and reconciled in the financial statement table below, of $28.2 million in the first quarter of 2012, compared to $10.0 million in the first quarter of 2011.

In the Metals segment, first quarter 2012 net sales of $331.9 million were $87.3 million, or 35.7% higher than last year.  Metals segment tons sold per day, excluding Tube Supply, for the first quarter of 2012 were up 9.3% from the first quarter of 2011 and 4.5% sequentially higher than the fourth quarter of 2011.

In the Plastics segment, first quarter 2012 net sales of $31.0 million were $2.8 million, or 9.9% higher than the prior year period, reflecting increased pricing and improved demand across virtually all end-use markets, most notably in the automotive sector.

The Company’s debt-to-capital ratio was 52.2% as of March 31, 2012, compared to 50.2% at year-end 2011.  Total debt was $341.9 million at March 31, 2012, compared to $314.9 million at year-end 2011. Interest expense during the first quarter of 2012 was $21.5 million, or $20.5 million higher than the prior year period as a result of interest charges on the Company’s new senior secured notes, convertible notes and revolving line of credit, as well as the unrealized loss for the mark-to-market adjustment on the conversion option associated with the convertible notes.  In addition, the Company’s cash and cash equivalent balances decreased from $30.5 million at December 31, 2011 to $16.5 million at March 31, 2012.

As a result of the actions at the Company’s annual meeting of shareholders on April 26, 2012, the Company now has the ability to share-settle the conversion option associated with the convertible notes in full and therefore, the embedded conversion option qualifies for equity classification and is no longer required to be separately valued and accounted for as a derivative liability.  The final valuation of the embedded derivative for the conversion feature as of April 26, 2012 is in process.  Subject to the completion of the final valuation, the fair value of the conversion option is estimated to be $41.0 million to $43.0 million, which would result in non-cash interest expense of $3.0 million to $5.0 million, which is not deductible for income tax purposes, for the three-month period ending June 30, 2012.

During December 2011, A. M. Castle & Co. acquired Tube Supply, a leading value-added distributor of specialty tubular and bar products for the oil & gas industry, based in Houston, Texas.  Tube Supply provides high quality products and services primarily to the North American oilfield equipment manufacturing industry.  Tube Supply operates two service centers, which are located in Houston, Texas and Edmonton, Alberta.  The results of Tube Supply are included in the Company’s Metals segment.  Tube Supply had net sales of $59.8 million for the quarter ended March 31, 2012.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the three month period ended March 31, 2012 and to discuss business conditions and outlook.  The call can be accessed via the Internet live or as a replay.  Those who would like to listen to the call may access the webcast through http://www.amcastle.com.

An archived version of the conference call webcast will be accessible for replay on the above website until the next earnings conference call.  A replay of the conference call will also be available for seven days by calling 303-590-3030 (international) or 800-406-7325 and citing code 4533110.

EX-2-

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of over 60 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures.  The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.   However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP guidance.  Management often uses this information to assess and measure the performance of our business.  We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations.  The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

The Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

  EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three
(Dollars in thousands, except per share data)	Months Ended
Unaudited	March 31,
	2012	2011

Net sales	$362,916	$272,788

Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	263,967	201,428
Warehouse, processing and delivery expense	38,526	33,142
Sales, general, and administrative expense	35,212	31,121
Depreciation and amortization expense	6,613	4,999
Operating income	18,598	2,098
Interest expense, net	(10,193)	(986)
Interest expense - unrealized loss on debt conversion option	(11,340)	-

(Loss) income before income taxes and equity in earnings of joint venture	(2,935)	1,112

Income taxes	(4,373)	(1,268)

Loss before equity in earnings of joint venture	(7,308)	(156)

Equity in earnings of joint venture	3,008	2,859
Net (loss) income	$(4,300)	$2,703

Basic (loss) income per share	$(0.19)	$0.12
Diluted (loss) income per share	$(0.19)	$0.12

EBITDA *	$28,219	$9,956

*Earnings before interest, taxes, and depreciation and amortization

Reconciliation of EBITDA to net income:	For the Three
	Months Ended
	March 31,
	2012	2011

Net (loss) income	$(4,300)	$2,703
Depreciation and amortization expense	6,613	4,999
Interest expense, net	10,193	986
Interest expense - unrealized loss on debt conversion option	11,340	-
Income taxes	4,373	1,268
EBITDA	$28,219	$9,956

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	March 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$16,554	$30,524
Accounts receivable, less allowances of $3,570 and $3,584	198,329	181,036
Inventories, principally on last-in, first-out basis (replacement cost	334,488	272,039
higher by $143,479 and $138,882)
Prepaid expenses and other current assets	15,163	10,382
Income tax receivable	2,306	8,287
Total current assets	566,840	502,268
Investment in joint venture	38,790	36,460
Goodwill	70,259	69,901
Intangible assets	91,292	93,813
Prepaid pension cost	16,228	15,956
Other assets	22,152	21,784
Property, plant and equipment
Land	5,195	5,194
Building	52,513	52,434
Machinery and equipment	175,138	172,833
Property, plant and equipment, at cost	232,846	230,461
Less - accumulated depreciation	(152,044)	(148,320)
Property, plant and equipment, net	80,802	82,141
Total assets	$886,363	$822,323

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$148,827	$116,874
Accrued liabilities	40,701	33,828
Income taxes payable	1,703	1,884
Deferred income taxes	-	-
Current portion of long-term debt	232	192
Short-term debt	500	500
Total current liabilities	191,963	153,278
Long-term debt, less current portion	341,214	314,240
Deferred income taxes	24,271	25,650
Other non-current liabilities	6,492	7,252
Pension and post retirement benefit obligations	9,734	9,624
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value - 9,988 shares authorized; no shares
issued and outstanding at March 31, 2012 and December 31, 2011	-	-
Common stock, $0.01 par value - 30,000 shares authorized;
23,159 shares issued and 23,009 outstanding at March 31, 2012 and 23,159 shares
issued and 23,010 outstanding at December 31, 2011	232	232
Additional paid-in capital	186,087	184,596
Retained earnings	144,687	148,987
Accumulated other comprehensive loss	(16,600)	(19,824)
Treasury stock, at cost - 150 shares at March 31, 2012 and 149 shares at
December 31, 2011	(1,717)	(1,712)
Total stockholders' equity	312,689	312,279
Total liabilities and stockholders' equity	$886,363	$822,323

EX-5-